Exhibit 21.1

Subsidiaries of Gentiva Health Services, Inc.

Subsidiary	Jurisdiction of Incorporation
Gentiva Health Services Holding Corp.	Delaware
Gentiva Certified Healthcare Corp.	Delaware
Gentiva Health Services (Certified), Inc.	Delaware
Gentiva Health Services (USA), Inc.	Delaware
Gentiva Insurance Corporation	New York
Gentiva Rehab Without Walls, LLC	Delaware
Gentiva Services of New York, Inc.	New York
Gilbert’s Home Health Agency, Inc.	Mississippi
Gilbert’s Hospice Care, LLC	Mississippi
Gilbert’s Hospice Care of Mississippi, LLC	Mississippi
Home Health Care Affiliates, Inc.	Mississippi
Home Health Care Affiliates of Central Mississippi, LLC	Mississippi
Home Health Care Affiliates of Mississippi, Inc.	Mississippi
New York Healthcare Services, Inc.	New York
OHS Service Corp.	Texas
PHHC Acquisition Corp.	Delaware
QC-Medi-New York, Inc.	New York
Quality Care-USA, Inc.	New York
Quality Managed Care, Inc.	Delaware
Van Winkle Home Health Care, Inc.	Mississippi
The Healthfield Group, Inc.	Delaware
Access Home Health of Florida, Inc.	Delaware
Capital CareResources, Inc.	Georgia
Capital CareResources of South Carolina Inc.	Georgia
Capital Health Management Group, Inc.	Georgia
Chattahoochee Valley Home Care Services, Inc.	Georgia
Chattahoochee Valley Home Health, Inc.	Georgia
CHMG Acquisition Corp.	Georgia
CHMG of Atlanta, Inc.	Georgia
CHMG of Griffin, Inc.	Georgia
Eastern Carolina Home Health Agency, Inc.	North Carolina
Healthfield Home Health, Inc.	Georgia
Healthfield Hospice Services, Inc.	Georgia
Healthfield, Inc.	Delaware
Healthfield of Southwest Georgia, Inc.	Georgia
Healthfield of Statesboro, Inc.	Georgia
Healthfield of Tennessee, Inc.	Georgia
Healthfield Operating Group, Inc.	Delaware
Home Health Care of Carteret County, Inc.	North Carolina
Horizon Health Network LLC	Alabama
Mid-South Home Care Services, Inc.	Georgia
Mid-South Home Care Services, LLC	Alabama
Mid-South Home Health Agency, Inc.	Delaware
Mid-South Home Health Agency, LLC	Alabama
Mid-South Home Health of Gadsden, Inc.	Georgia
Tar Heel Health Care Services, Inc.	North Carolina
Tar Heel Staffing, Inc.	Georgia
Total Care Home Health of Louisburg, Inc.	Georgia
Total Care Home Health of North Carolina, Inc.	Georgia
Total Care Home Health of South Carolina, Inc.	Georgia
Total Care Services, Inc.	Georgia
Wiregrass Hospice Care, Inc.	Georgia
Wiregrass Hospice LLC	Alabama
Wiregrass Hospice of South Carolina, LLC	Georgia

Odyssey HealthCare, Inc.	Delaware
CareNation, Inc.	Delaware
Family Hospice, Ltd.	Texas
FHI GP, Inc.	Texas
FHI Health Systems, Inc.	Delaware
FHI LP, Inc.	Nevada
FHI Management, Ltd.	Texas
Odyssey HealthCare Austin, LLC	Delaware
Odyssey HealthCare Detroit, LLC	Delaware
Odyssey HealthCare Fort Worth, LLC	Delaware
Odyssey HealthCare GP, LLC	Delaware
Odyssey HealthCare Holding Company	Delaware
Odyssey HealthCare LP, LLC	Delaware
Odyssey HealthCare Management, LP	Delaware
Odyssey HealthCare of Augusta, LLC	Delaware
Odyssey HealthCare of Collier County, Inc.	Delaware
Odyssey HealthCare of Flint, LLC	Delaware
Odyssey HealthCare of Hillsborough County, Inc.	Delaware
Odyssey HealthCare of Kansas City, LLC	Delaware
Odyssey HealthCare of Manatee County, Inc.	Delaware
Odyssey HealthCare of Marion County, Inc.	Delaware
Odyssey HealthCare of Northwest Florida, Inc.	Delaware
Odyssey HealthCare of Pinellas County, Inc.	Delaware
Odyssey HealthCare of Savannah, LLC	Delaware
Odyssey HealthCare of South Texas, LLC	Delaware
Odyssey HealthCare of St. Louis, LLC	Delaware
Odyssey HealthCare Operating A, LP	Delaware
Odyssey HealthCare Operating B, LP	Delaware
VistaCare, Inc.	Delaware
Vista Hospice Care, Inc.	Delaware
VistaCare of Boston, LLC	Delaware
VistaCare USA, Inc.	Delaware